                                                                       EXHIBIT 5

                      [KRAGE & JANVEY, L.L.P. LETTERHEAD]



Retractable Technologies, Inc.
511 Lobo Lane
Little Elm, Texas 75068-0009

     Re:  Opinion Regarding Legality
          Retractable Technologies, Inc.
          Registration Statement on Form SB-2 (File No. 0-30885)
          ------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Retractable Technologies, Inc., a Texas corporation (the "Company"), in connection with the Company's Registration Statement on Form SB-2 (as the same may be amended or supplemented from time to time, the ["Registration Statement"]) filed with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), to register for sale by the Company and resale by the selling security holders named therein, from time to time up to 7,358,150 shares (the "Shares") of common stock, no par value (the "Common Stock") of the Company.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Act.

     In rendering the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Company's Certificate of Incorporation and all amendments thereto, (iii) the Company's Amended and Restated Bylaws, (iv) minutes of meetings or consents in lieu of meetings of the Company's Board of Directors and stockholders, and (v) such other corporate records and documents, certificates of corporate and public officials and statutes as we have deemed necessary for the purposes of this opinion.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein

Retractable Technologies, Inc.
December 22, 2000
Page 2



which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Based upon such examination and in reliance thereon, we are of the opinion that, when the Registration Statement becomes effective under the Act, the Shares, when sold, will be duly authorized, validly issued, fully paid and nonassessable. Our opinions herein are limited in all respects to the substantive law of the State of Texas, the Texas Business Corporation Act, and the federal laws of the United States of America, and we do not express any opinion as to the applicability of or the effect thereon of the laws of any other jurisdiction. We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                              KRAGE & JANVEY, L.L.P.


                              By:  /s/ Ralph S. Janvey
                                  ----------------------------
                                   Ralph S. Janvey
                                   Partner